Exhibit 16.1

Tel: 301-354-2500 Fax: 301-354-2501 www.bdo.com	12505 Park Potomac Ave, Suite 700 Potomac, MD 20854

January 2, 2024

Securities and Exchange Commission 100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on December 27, 2023, to be filed by our former client, Hepion Pharmaceuticals, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA